Exhibit 23.2

                                           Consent of PricewaterhouseCoopers LLP

                        CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of DA Consulting Group, Inc., on Form S-8 (File No. 333-71987) of our report dated March 19, 2001 on our audit of the consolidated statements of operations, shareholders equity and cash flows of DA Consulting Group, Inc. and subsidiaries for the year ended December 31, 2000 which report is included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

Houston, Texas
March 31, 2003